Exhibit 99.1

INVENSENSE® ANNOUNCES FIRST QUARTER OF FISCAL YEAR 2017 RESULTS

SAN JOSE, California, July 28, 2016 – InvenSense, Inc. (NYSE: INVN), a leading provider of MEMS sensor platform solutions, today announced results for its first quarter of fiscal year 2017, ended July 3, 2016.

Net revenue for the first quarter of fiscal 2017 was $60.6 million, down 24 percent from $79.5 million for the fourth quarter of fiscal 2016, and down 43 percent from $106.3 million for the first quarter of fiscal 2016.

Gross margin determined in accordance with U.S. generally accepted accounting principles (GAAP) was 41 percent for the first quarter of fiscal 2017, consistent with the fourth quarter of fiscal 2016. GAAP gross margin for the first quarter of fiscal 2017 included stock-based compensation expense and related payroll taxes and amortization of acquisition-related intangibles. Excluding these items, non-GAAP gross margin was 46 percent for the first quarter of fiscal 2017, up from non-GAAP gross margin of 45 percent for the fourth quarter of fiscal 2016.

GAAP net loss for the first quarter of fiscal 2017 was $20.2 million, or $0.22 per share. By comparison, GAAP net loss was $22.9 million, or $0.25 per share, for the fourth quarter of fiscal 2016. GAAP net loss for the first quarter of fiscal 2017 included stock-based compensation expense and related payroll taxes, accreting interest expense on convertible notes, amortization of acquisition-related intangibles and litigation-related expenses. Excluding these items and the income tax effect of the excluded items as well as other discrete tax items, non-GAAP net loss for the first quarter of fiscal 2017 was $4.9 million, or $0.05 per share, compared with non-GAAP net income of $1.5 million, or $0.02 per diluted share, for the fourth quarter of fiscal 2016.

The reconciliation between GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations below.

Management Qualitative Comments

“While worldwide consumer and mobile markets were somewhat soft in the first fiscal quarter of 2017, the InvenSense team delivered on our financial guidance, posting incrementally higher non-GAAP gross margins in a competitive environment,” said Behrooz Abdi, president and CEO. “This was the result of improved manufacturing efficiency and product mix, as well as our traction in both mobile and non-mobile markets. We are successfully leveraging investments in our robust sensor platform to integrate and enable high-value, consumer-driven use cases, such as image stabilization, augmented and virtual reality, and inertial navigation, for applications spanning a number of vertical markets. These are creating exciting growth opportunities that we believe play well into our focused strengths.”

First Quarter of Fiscal Year 2017 Earnings Conference Call

A conference call will be held today at 1:30 p.m. Pacific Time to discuss the quarter’s results and management’s current business outlook.

To listen to the conference call, please dial (877) 788-4691 ten minutes prior to the start of the call, using the passcode 46679441. International callers, please dial (530) 379-4724. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for seven days. To access the replay, please dial (855) 859-2056 and enter passcode 46679441. International callers please dial (404) 537-3406. The conference call will be available via a live webcast on the investor relations section of InvenSense’s web site at www.invensense.com/ir. An archived webcast replay will be available on the web site for two months.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expense and related payroll taxes, accreting interest expense on the company’s 1.75% convertible senior notes, amortization of acquisition-related intangible assets, contingent consideration adjustments related to acquisition milestone payments, patent-related settlement expense and litigation-related expenses, including patent-related litigation expense in the three months ended June 28, 2015. The company uses these non-GAAP measures in its own financial and operational decision-making processes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends and facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but it is not reflected in the company’s non-GAAP measures. Also, other companies, including other companies in the company’s industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense, earnings, stockholder return or other financial items discussed in this press release, as well as the expected benefits of leveraging our investments in our sensor platform and our beliefs regarding potential growth opportunities. Investors are cautioned that all forward-looking statements in this press release involve risks and uncertainty that can cause actual results to differ materially from those currently anticipated due to a number of factors, including without limitation, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; the receipt, reduction, cancellation or delay of significant orders by our customers; advances and trends in new technologies and industry standards; the continued adoption of motion tracking and motion sensing as an interface in consumer electronics products; decreases in average selling prices for our products; market acceptance and changes in end-user demand for our customers’ products; our ability to continue to develop and introduce new and enhanced products on a timely basis; and new product announcements and introductions by our competitors, as well as the other risk factors discussed in InvenSense’s Annual Report on Form 10-K for the year ended April 3, 2016 and other documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense, Inc. (NYSE: INVN) is leading provider of MEMS sensor platforms. InvenSense’s vision of Sensing Everything™ targets the consumer electronics and industrial markets with integrated Motion and Sound solutions. Our solutions combine MEMS (micro electrical mechanical systems) sensors, such as accelerometers, gyroscopes, compasses, and microphones with proprietary algorithms and firmware that intelligently process, synthesize, and calibrate the output of sensors, maximizing performance and accuracy. InvenSense’s motion tracking, audio and location platforms, and services can be found in Mobile, Wearables, Smart Home, Industrial, Automotive, and IoT products. InvenSense is headquartered in San Jose, California and has offices worldwide. For more information, go to www.invensense.com and http://www.coursaretail.com.

©2016 InvenSense, Inc. All rights reserved. InvenSense, Sensing Everything, FireFly, SensorStudio, TrustedSensor, Coursa, Coursa Sports, Coursa Retail, UltraPrint, MotionTracking, MotionProcessing, MotionProcessor, MotionFusion, MotionApps, InvenSenseTV, DMP, AAR, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

For Investor Inquiries, Contact:

Leslie Green

Green Communications Consulting, LLC

650.312.9060

leslie@greencommunicationsllc.com

ir@invensense.com

For Media Inquiries, Contact:

David Almoslino

Senior Director

Corporate Marketing

InvenSense, Inc.

408.501.2278

pr@invensense.com

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	July 3, 2016	April 3, 2016	June 28, 2015

Net revenue	$60,636	$79,525	$106,296
Costs of revenue	35,891	46,590	61,465

Gross profit	24,745	32,935	44,831
Operating expenses:
Research and development	26,541	26,432	20,255
Selling, general and administrative	13,862	16,860	15,824
Legal settlement	—	—	11,708

Total operating expenses	40,403	43,292	47,787

Loss from operations	(15,658)	(10,357)	(2,956)
Interest (expense)	(2,881)	(3,071)	(2,724)
Other income (expense), net	226	262	61

Loss before income taxes	(18,313)	(13,166)	(5,619)
Income tax provision	1,872	9,780	228

Net loss	$(20,185)	$(22,946)	$(5,847)

Net loss per share:
Basic	$(0.22)	$(0.25)	$(0.06)

Diluted	$(0.22)	$(0.25)	$(0.06)

Weighted average shares outstanding used in computing net loss per share:
Basic	93,236	92,487	91,076

Diluted	93,236	92,487	91,076

INVENSENSE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	July 3, 2016	April 3, 2016	June 28, 2015

GAAP net loss	$(20,185)	$(22,946)	$(5,847)
Adjustments:
Stock based compensation expense and related payroll taxes	8,273	9,517	8,849
Convertible note accretion interest expense	2,113	2,237	1,958
Amortization of acquisition-related intangible assets	2,284	2,199	2,034
Legal settlement	—	—	11,708
Litigation-related expenses	60	120	1,110
Contingent consideration adjustment	—	—	(5,307)
Income tax effect of pretax non-GAAP adjustments and other discrete tax items	2,597	10,358	(1,923)

Non-GAAP net income (loss)	$(4,858)	$1,485	$12,582

GAAP net loss per share of common stock	$(0.22)	$(0.25)	$(0.06)

Non-GAAP net income (loss) per share of common stock, diluted	$(0.05)	$0.02	$0.14

GAAP Gross profit	$24,745	$32,935	$44,831
Adjustments:
Stock based compensation expense and related payroll taxes	619	669	609
Amortization of acquisition-related intangible assets	2,228	2,143	1,978

Non-GAAP Gross profit	$27,592	$35,747	$47,418

GAAP Operating Expenses	$40,403	$43,292	$47,787
Adjustments:
Stock based compensation expense and related payroll taxes	7,654	8,848	8,240
Amortization of acquisition-related intangible assets	56	56	56
Legal settlement accrual	—	—	11,708
Patent litigation legal expense, net	60	120	1,110
Contingent consideration adjustment	—	—	(5,307)

Non-GAAP Operating Expenses	$32,633	$34,268	$31,980

INVENSENSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	July 3, 2016	April 3, 2016

Assets
Current assets:
Cash and cash equivalents	$23,054	$41,105
Short-term investments	247,274	243,755
Accounts receivable	37,945	41,447
Inventories	51,626	62,297
Prepaid expenses and other current assets	8,012	9,250

Total current assets	367,911	397,854
Property and equipment, net	35,134	36,271
Intangible assets, net	40,795	43,169
Goodwill	139,175	139,175
Other assets	5,750	5,992

Total assets	$588,765	$622,461

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,282	$35,200
Accrued liabilities	27,261	30,248

Total current liabilities	40,543	65,448
Long-term debt	153,151	151,038
Other long-term liabilities	26,755	27,230

Total liabilities	220,449	243,716

Stockholders’ equity:
Preferred stock:
Preferred stock, $0.001 par value — 20,000 shares authorized, no shares issued and outstanding at July 3, 2016 and April 3, 2016	—	—
Common stock:
Common stock, $0.001 par value — 750,000 shares authorized, 93,641 shares issued and outstanding at July 3, 2016, 93,010 shares issued and outstanding at April 3, 2016	312,912	303,153
Accumulated other comprehensive (loss)	(29)	(26)
Retained earnings	55,433	75,618

Total stockholders’ equity	368,316	378,745

Total liabilities and stockholders’ equity	$588,765	$622,461

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	July 3, 2016	April 3, 2016	June 28, 2015

Cash flows from operating activities:
Net loss	$(20,185)	$(22,946)	$(5,847)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	3,310	3,221	3,050
Amortization of intangible assets	2,375	2,290	2,142
Non cash interest expense	2,113	2,237	1,958
Loss on other investments	325	525	—
Stock-based compensation expense	8,176	9,003	8,635
Contingent consideration adjustment	—	—	(5,307)
Deferred income tax assets	80	8,809	(1,824)
Tax effect of employee benefit plans	—	876	(301)
Excess tax benefit from stock-based compensation	—	(876)
Changes in operating assets and liabilities:
Accounts receivable	3,502	1,082	(5,865)
Inventories	10,670	(631)	10,614
Prepaid expenses and other current assets	833	(610)	959
Other assets	207	(498)	(118)
Accounts payable	(22,282)	(9,118)	4,191
Accrued liabilities	(3,379)	2,776	12,975

Net cash provided by (used in) operating activities	(14,255)	(3,860)	25,262

Cash flows from investing activities:
Purchase of property and equipment	(1,892)	(1,538)	(2,342)
Sale and maturities of available-for-sale investments	56,448	55,064	15,365
Purchase of available-for-sale investments	(60,055)	(45,249)	(54,427)
Other non-marketable investments	—	(850)	—
Acquisitions, net of cash acquired	—	(6,700)	—

Net cash provided by (used in) investing activities	(5,499)	727	(41,404)

Cash flows from financing activities:
Proceeds from exercise of common stock	1,703	865	3,364
Payments of acquisition holdback	—	(1,380)	—
Excess tax benefit from stock-based compensation	—	876	—

Net cash provided by financing activities	1,703	361	3,364

Net decrease in cash and cash equivalents	(18,051)	(2,772)	(12,778)
Cash and cash equivalents:
Beginning of period	41,105	43,877	85,637

End of period	$23,054	$41,105	$72,859